Media Contact:      Libby Hutchinson
                    1-800-228-9268
                    (206) 461-2484

Investor Contacts:  Doug Wisdorf
                    (206) 461-3805
                    JoAnn DeGrande
                    (206) 461-3186

          Washington Mutual Announces Record Second-Quarter Earnings;
                Board of Directors Increases Cash Dividend,
                   Expands Share Repurchase Initiative

    SEATTLE--Washington Mutual, Inc.(NYSE:WM) announced today record second-quarter earnings of $452.7 million, up from $398.6 million one year ago. Diluted earnings per share were 78 cents, up 15 percent from 68 cents per share in the second quarter of 1998.
    Earnings from operations, excluding transaction-related charges, were $475.6 million or 82 cents per diluted share in the second quarter of 1999, a 15 percent increase from $413.7 million or 71 cents per diluted share for the same period last year.
    As a result of Washington Mutual's second-quarter performance and continued strong capital position, the company's board of directors declared a cash dividend on the common stock of 25 cents per share, an increase from the previous quarter's cash dividend of 24 cents per share. Dividends on the common stock are payable August 13, 1999, to shareholders of record as of July 30, 1999.
    The board of directors also voted to authorize the company to acquire, from time to time, up to 30 million shares of Washington Mutual's outstanding common stock. (See related press release that follows.) The authorization is in addition to the 20 million share repurchase program announced in April pursuant to which the company purchased 12.3 million shares in the second quarter.
    "Washington Mutual's second-quarter was another successful period marked by record earnings, strong loan originations, increased depositor fee income and growth in all business lines," said Kerry Killinger, the company's chairman, president and chief executive officer.
    The quarter's financial highlights included, on an operating basis, an increased return on average common equity of 20.01 percent and an improved efficiency ratio -- excluding transition charges and the amortization of goodwill -- of 45.53 percent; and a 35 percent increase in depositor and other retail banking fee income, year over year.
    "In addition, our company successfully completed the H.F.
Ahmanson integration, a significant milestone for Washington Mutual," Killinger said. "Now, as a combined company, we will shift our complete focus to maximizing the value and performance of the franchise we have created by operating more efficiently, crisply executing our business plans and continuing to concentrate on our business fundamentals."

    SECOND-QUARTER RESULTS
    Net Interest and Other Income

    Net interest income was $1.15 billion for the second quarter of 1999, up 5 percent from $1.09 billion a year earlier. The spread during the quarter was 2.58 percent, compared with 2.72 percent for the same period last year. The margin was 2.74 percent in the most recent quarter versus 2.89 percent for second quarter 1998.
    Higher long-term interest rates prompted renewed interest in adjustable-rate mortgage loans, which the company generally retains in its portfolio, offsetting the effect of prepayment activity. The loan portfolio grew $2.87 billion during the second quarter. Meanwhile, the company's mortgage-backed securities portfolio decreased by $2.28 billion in the second quarter.
    Total other income increased to $364.1 million, up 11 percent from $329.4 million in last year's second quarter. The largest component of this income was depositor and other retail banking fees of $182.1 million, up 35 percent from $135.2 million a year earlier. Despite the systems conversions associated with Ahmanson, the company added more than 78,000 net new retail checking accounts -- a key driver of depositor fee income -- during the second quarter of 1999.
    Washington Mutual continues to make progress in re-mixing its deposit base by reducing time deposits and increasing lower-cost transaction accounts. At June 30, 1999, transaction account balances, including checking, savings and money market deposits, represented 54 percent of total deposits, an improvement from 50 percent at the end of the first quarter of 1999 and 49 percent at the end of 1998.

    Loan Originations

    Total loan originations were $13.66 billion for the quarter, comparable with $13.67 billion of originations one year ago.
    Single-family residential (SFR) loan originations (excluding residential construction) were $11 billion, up from $10.72 billion one year ago. Of the second quarter SFR originations, 66 percent were adjustable-rate mortgages, an improvement from 48 percent for the same period in 1998 and from 54 percent in the first quarter of 1999.
    Originations of loans other than single-family residential loans, which included consumer, commercial and residential construction loans, totaled $2.66 billion for the most recent quarter, compared with $2.94 billion in the second quarter of 1998.

    Efficiency Ratio

    Growth in revenues and the company's integration of its recent mergers helped improve Washington Mutual's overall efficiency, Killinger noted. The company's efficiency ratio (defined as other expenses, excluding amortization of intangible assets arising from acquisitions, as a percentage of net interest income and other income) improved to 47.95 percent, as compared with 49.43 percent for the second quarter of 1998. Excluding transaction-related charges for both periods, the operating efficiency ratio was 45.53 percent versus 47.71 percent a year ago.

    "The Ahmanson integration is now behind us," Killinger said.
"Going forward, our priorities are to refine our operations to gain greater efficiencies and reduce those expenses that do not add material value to our company."

    Credit Quality

    While the regional economies in which Washington Mutual operates are strong, the company continues to carefully monitor the major real estate markets it serves to protect and maintain its asset quality. Total nonperforming assets were $1.10 billion at June 30, 1999, compared with $1.18 billion at March 31, 1999. Nonperforming assets were 0.63 percent of total assets, compared with 0.68 percent at March 31, 1999.
    In the quarter, the company had a $42.9 million provision for loan losses, versus $44.4 million for the same period in the previous year. Net loan charge offs for the second quarter were $59.0 million, compared with $42.0 million a year earlier, due to the charge offs for four commercial real estate properties. At June 30, 1999, loan loss reserves combined with the reserve for recourse liability totaled $1.18 billion, and represented 138 percent of nonaccrual loans.

    Assets, Stockholders' Equity and Capital Ratios

    Consolidated assets at June 30, 1999, were $175.04 billion, up from $174.30 billion at March 31, 1999. Total deposits were $83.13 billion, as compared with $84.18 billion at the end of the first quarter of 1999. Stockholders' equity at June 30, 1999, was $9.06 billion, or 5.18 percent of assets, and capital ratios of the company's banking subsidiaries continued to exceed regulatory requirements for classification as "well-capitalized," the highest regulatory standard.

    Commercial Banking, Consumer Finance and Financial Services

    For the quarter, the company's Commercial Banking Group increased average loan balances by 28 percent to $1.84 billion, as compared with $1.43 billion for the same period one year ago. Average deposit balances grew by 23 percent to $1.40 billion, versus $1.14 billion for the second quarter of 1998.
    Washington Mutual's Consumer Finance Group, reported second quarter net income of $17.3 million, a 26 percent increase from $13.7 million for the same period one year ago. Net loans outstanding were $2.65 billion at the end of the second quarter of 1999, up 18 percent from $2.24 billion at June 30, 1998.
    The company's Financial Services Group increased securities and insurance fees and commissions to $79.6 million for the second quarter, up 22 percent from $65.3 million for the same period one year ago.

    Internet Strategy

    The company's online banking service, available at www.washingtonmutual.com., is adding 750-1,000 customers per day, without the benefit of advertising or marketing support. Customers using online banking can check account balances, schedule bill payments and transfer funds, among many other features.
    In conjunction with Washington Mutual's previously announced equity investment in Keystroke Financial, Inc., the company's branded mortgage origination site, www.wamumortgage.com., will be launched by late summer. The site, which will be linked to the company's main website, will feature the full range of Washington Mutual mortgage products. Customers will be able to use online applications and mortgage calculators, as well as several other functions.
    Killinger said that the company is exploring additional partnerships and equity investments. "We are committed to being an active player in e-commerce and view the Internet as a significant complement to our existing channels of distribution and an important vehicle for expansion."

    Long Beach Financial Merger Update

    On May 19, Washington Mutual announced that the company signed a definitive agreement to purchase Orange, California-based Long Beach Financial Corp. (Nasdaq:LBFC). The purchase of Long Beach
Financial will expand Washington Mutual's presence in the specialty residential mortgage market. The company's main subsidiary, Long Beach Mortgage, originates, purchases, sells and services mortgages in 50 states through a network of approximately 12,500 independent loan brokers.
    The transaction requires the approvals of certain state regulators and Long Beach Financial shareholders. Washington Mutual has made the required Hart-Scott-Rodino filing, and the company's request for early termination of the waiting period has been granted. The transaction is expected to close by the beginning of this year's fourth quarter.
    The combination is anticipated to be accretive to Washington Mutual's earnings per share, without revenue enhancements or cost savings, shortly following the close of the transaction.

    Company Updates

    -- On June 30, the company completed the last of some 50 systems conversions related to its merger with Ahmanson. In total, the conversions involved nearly 2.8 million deposit accounts, approximately 1.1 million ATM/VISA debit cards, and more than 634,500 loan accounts. At the same time, 162 overlapping California branch locations were consolidated into existing financial centers. Washington Mutual's network in California now totals more than 550 financial centers and 102 retail and wholesale lending offices. Killinger noted that in addition to the consolidated branches, the company's operations in St. Louis, Mo., and the City of Industry, Calif., have closed and the St. Louis property has been subleased.
In addition, Ahmanson's former Irwindale, Calif., campus will be closed by the end of the third quarter.

    -- As previously noted, the company purchased 12.3 million shares of its common stock during the second quarter at an average price of $37.21. Primarily due to the timing of the repurchase activity, the weighted average shares for the quarter declined by 2.2 million.

    -- As of June 30, the company completed its Year 2000 "end to end" testing of all internal mission-critical systems. All testing criteria were met. The company's Year 2000 Team will continue refining its vendor coordination and contingency planning through the remainder of the year.

    -- On June 22, the company announced the realignment of certain management functions. For example, some areas that were previously directed centrally will be managed within the company's two largest business lines, Consumer Banking and Mortgage Banking, so that these units have more oversight of the direct administrative and operational support expenses that affect their profitability. These moves, in turn, will help improve the company's efficiency and execution over time, Killinger said.

    -- Mary Pugh, president and chief investment officer of Seattle-based Pugh Capital Management, Inc., joined the company's
Board of Directors on June 1.

    Outlook

    "During the last three years, Washington Mutual has assembled a superb banking franchise," Killinger said. "Now that our merger activities are completed, we can intensify our focus on enhancing shareholder value by reducing expenses and gaining efficiencies through re-engineering our operations, generating additional revenues and effectively deploying our capital. We intend to accomplish these goals by applying the same energy and skill to managing our company that we successfully used in building it."
    With a history dating back to 1889, Washington Mutual is a financial services company that provides a diversified line of products and services to consumers and small- to mid-sized businesses.
    At June 30, 1999, Washington Mutual and its subsidiaries had consolidated assets of $175.04 billion. The company operates more than 1,800 offices throughout the nation.

    EDITORS' NOTE: Washington Mutual's press releases are available at no charge through the company's News On Demand Plus System. For a menu of Washington Mutual press releases or to retrieve a specific release, call 1-800-329-6236. On the Internet, press releases may be accessed at http://www.businesswire.com/cnn/wm.htm

                        Washington Mutual, Inc.
                   Consolidated Statements of Income
           (dollars in thousands, except per share amounts)
                              (unaudited)


                           Quarter Ended           Six Months Ended
                             June 30,                 June 30,
----------------------------------------------------------------------
                          1999      1998            1999      1998
----------------------------------------------------------------------
Interest Income
  Loans                $2,013,372 $2,059,908   $4,041,874  $4,050,105
  Available-for-sale
   securities             646,322    430,389    1,185,334     810,982
  Held-to-maturity
   securities             258,416    305,922      505,793     621,965
  Other interest income    41,512     46,364       80,739      86,767
----------------------------------------------------------------------
   Total interest
    income              2,959,622  2,842,583    5,813,740   5,569,819
Interest Expense
  Deposits                792,694    927,429    1,606,321   1,831,225
  Borrowings            1,018,220    825,457    1,931,516   1,588,595
----------------------------------------------------------------------
   Total interest
    expense             1,810,914  1,752,886    3,537,837   3,419,820
----------------------------------------------------------------------
     Net interest
      income            1,148,708  1,089,697    2,275,903   2,149,999
Provision for loan
 losses                    42,857     44,394       84,557      94,369
----------------------------------------------------------------------
   Net interest
    income after
    provision for
    loan losses         1,105,851  1,045,303    2,191,346   2,055,630
Other Income
  Depositor and other
   retail banking fees    182,114    135,216      345,531     254,696
  Securities fees and
   commissions             69,364     51,701      128,886      98,486
  Insurance fees and
   commissions             10,269     13,586       20,939      26,377
  Loan servicing income    23,881     30,926       49,912      63,273
  Loan related income      26,859     30,161       53,406      55,252
  Mortgage banking
   income                  28,021     40,614       66,383      67,662
  Gain on sale of
   other assets             4,392     13,640       16,325      14,787
  Provision for recourse
   liability                 --      (10,314)      (5,142)    (25,519)
  Other operating income   19,218     23,873       40,022      38,751
----------------------------------------------------------------------
   Total other income     364,118    329,403      716,262     593,765
Other Expense
  Salaries and employee
   benefits               302,120    305,407      603,729     596,638
  Occupancy and equipment 137,160    126,366      272,064     246,583
  Telecommunications and
   outsourced information
   services                67,180     66,729      137,244     126,290
  Regulatory assessments   14,840     16,635       30,203      32,891
  Transaction-related
   expense                 36,569     24,473       60,371      56,282
  Amortization of
   intangible assets       23,262     26,241       48,635      49,825
  Foreclosed asset
   (income) expense          (869)    10,345          729      19,228
  Other operating
   expense                168,362    151,552      325,516     274,756
----------------------------------------------------------------------
   Total other expense    748,624    727,748    1,478,491   1,402,493
----------------------------------------------------------------------
    Income before
     income taxes         721,345    646,958    1,429,117   1,246,902
Income taxes              268,671    248,357      532,325     477,527
---------------------------------------------------------------------
Net Income              $ 452,674  $ 398,601   $  896,792  $  769,375
======================================================================
Net Income
  Attributable to
  Common Stock          $ 452,674  $ 393,761   $  896,792  $  755,811
======================================================================

Net income per common share:
   Basic                    $0.78      $0.70        $1.54       $1.37
   Diluted                   0.78       0.68         1.54        1.33


                        Washington Mutual, Inc.
                    Selected Financial Information
                        (dollars in thousands)
                              (unaudited)


                          Quarter Ended           Six Months Ended
                             June 30,                 June 30,
----------------------------------------------------------------------
                         1999        1998         1999         1998
----------------------------------------------------------------------
Data Used To Compute
 Per Share Amounts
 Net income           $452,674     $398,601     $896,792     $769,375
 Preferred stock dividends:
  Nonconvertible            --         (936)          --       (5,404)
  Convertible               --       (3,904)          --       (8,160)
----------------------------------------------------------------------
 Net income
  attributable to basic
  common stock        $452,674     $393,761     $896,792     $755,811
======================================================================

 Net income           $452,674     $398,601     $896,792     $769,375
 Preferred stock
  dividends,
  nonconvertible            --         (936)          --       (5,404)
----------------------------------------------------------------------
 Net income attributable
  to diluted common
  stock               $452,674     $397,665     $896,792     $763,971
======================================================================
 Average common shares used
  to calculate earnings
  per share:
   Basic           580,214,730  560,688,632  581,072,470  553,053,350
   Common stock
    equivalents      2,179,938   22,787,039    2,387,996   23,416,731
----------------------------------------------------------------------
   Diluted         582,394,668  583,475,671  583,460,466  576,470,081

Financial Ratios
 Return on average
  assets                  1.05%        1.02%        1.06%        1.01%
 Return on average
  equity                 19.04        18.02        18.91        18.11
 Return on average common
  equity                 19.04        18.08        18.91        18.23
 Efficiency ratio:
  Including amortization
   of intangible assets  49.49        51.28        49.41        51.12
  Excluding amortization
   of intangible assets  47.95        49.43        47.79        49.30



Weighted Average Interest Rates
 Yield on loans           7.36%         7.79%         7.40%         7.80%
 Yield on mortgage-backed
  securities ("MBS")      6.61          7.12          6.68          7.19
 Yield on investment
  securities              5.54          6.28          5.55          6.21
------------------------------------------------------------------------
  Yield on interest-
   earning assets         7.07          7.57          7.14          7.60

 Cost of deposits         3.79          4.18          3.85          4.21
 Cost of borrowings       5.26          5.89          5.34          5.93
------------------------------------------------------------------------
  Cost of interest-bearing
   liabilities            4.49          4.85          4.54          4.87

  Net interest spread     2.58          2.72          2.60          2.73
  Net interest margin     2.74          2.89          2.76          2.90

Average Balances
 Loans            $109,523,390  $105,844,558  $109,400,323  $103,889,404
 MBS                54,227,044    40,323,676    50,019,420    38,787,855
 Investment
  securities         3,681,555     4,116,370     3,646,188     4,079,243
------------------------------------------------------------------------
  Total interest-
   earning assets  167,431,989   150,284,604   163,065,931   146,756,502

 Deposits           83,920,105    88,979,283    84,103,172    87,643,595
 Borrowings         77,666,546    56,170,181    72,861,536    54,047,066
------------------------------------------------------------------------
  Total interest-bearing
   liabilities     161,586,651   145,149,464   156,964,708   141,690,661

 Total assets      173,205,859   156,435,935   168,748,350   152,806,969
 Stockholders'
  equity             9,509,791     8,847,867     9,483,253     8,496,603


                        Washington Mutual, Inc.
            Consolidated Statements of Financial Condition
           (dollars in thousands, except per share amounts)
                              (unaudited)


                                       June 30, 1999     Dec. 31, 1998
----------------------------------------------------------------------
Assets
  Cash                                  $  1,642,285     $  2,695,454
  Cash equivalents                            64,669           61,520
  Trading securities                          29,899           39,068
  Available-for-sale securities:
      Mortgage-backed securities ("MBS")  39,663,120       32,399,591
      Investment securities                  405,992          517,462
  Held-to-maturity securities:
      MBS                                 14,145,918       13,992,235
      Investment securities                  138,135          137,247
  Loans:
      Loans held in portfolio            111,142,106      107,612,197
      Loans held for sale                    824,494        1,826,549
      Reserve for loan losses             (1,053,589)      (1,067,840)
----------------------------------------------------------------------
        Total loans                      110,913,011      108,370,906
  Investment in Federal Home Loan
   Banks ("FHLBs")                         2,419,151        2,030,027
  Foreclosed assets                          244,188          274,767
  Premises and equipment                   1,530,636        1,421,162
  Intangible assets                          960,091        1,009,666
  Mortgage servicing rights                  492,619          461,295
  Other assets                             2,391,700        2,082,881
----------------------------------------------------------------------
       Total assets                     $175,041,414     $165,493,281
======================================================================
Liabilities
  Deposits:
     Checking accounts                  $ 13,546,078     $ 13,460,731
     Savings accounts and money
      market deposit accounts             31,499,804       28,285,868
     Time deposit accounts                38,079,432       43,745,542
----------------------------------------------------------------------
       Total deposits                     83,125,314       85,492,141
  Federal funds purchased and
   commercial paper                        3,448,525        2,482,830
  Securities sold under agreements
   to repurchase                          26,286,536       17,519,538
  Advances from FHLBs                     46,223,504       39,748,613
  Other borrowings                         4,894,603        5,449,508
  Other liabilities                        2,001,370        5,456,251
----------------------------------------------------------------------
       Total liabilities                 165,979,852      156,148,881
Stockholders' Equity                       9,061,562        9,344,400
----------------------------------------------------------------------
       Total liabilities and
        stockholders' equity            $175,041,414     $165,493,281
======================================================================

Common shares outstanding at end
 of period                               582,765,123      593,408,525
Book value per common share                   $15.88           $16.07
Tangible book value per common share           14.53            14.66

Full-time equivalent employees at
 end of period                                28,108           27,957


                        Washington Mutual, Inc.
                    Selected Financial Information
           (dollars in thousands, except per share amounts)
                              (unaudited)

Note: The following analysis of reported and operating earnings is based upon the Company's opinion and is intended to provide the user additional information about the Company's operations. It is not intended to replace traditional financial statement disclosures in accordance with generally accepted accounting principles and may not be comparable to similarly titled measures reported by other companies.


                                     Quarter Ended
----------------------------------------------------------------------
                     June 30,  Mar. 31,  Dec. 31, Sept. 30,  June 30,
                       1999      1999      1998      1998      1998
----------------------------------------------------------------------
Reported Financial Results
 Net income          $452,674  $444,118  $157,087    $560,470  $398,601
 Net income per
  diluted common
  share                 $0.78     $0.76     $0.27       $0.96     $0.68

 Financial ratios on reported financial results:
  Return on average
   assets                1.05%     1.08%     0.39%       1.44%     1.02%
  Return on average
   equity               19.04     18.72      6.61       23.95     18.02
  Return on average
   common equity        19.04     18.72      6.61       24.00     18.08
  Efficiency
   ratio (excluding
   amortization of
   intangible assets)   47.95     47.62     80.53       41.88     49.43

Earnings from Operations
 Reported pretax
  income             $721,345  $707,772  $212,587    $909,968  $646,958
 Transaction/
  transition-related
  expense              36,569    23,802   472,549(1)   20,465    24,473
------------------------------------------------------------------------
  Adjusted pretax
   income             757,914   731,574   685,136     930,433   671,431
 Provision for income
  tax benefit         282,291   272,521   255,185     357,152   257,698
------------------------------------------------------------------------
  Earnings from
   operations        $475,623  $459,053  $429,951    $573,281  $413,733
========================================================================
 Earnings per diluted
  common share:
  Reported net income   $0.78     $0.76     $0.27       $0.96     $0.68
  Transaction/
   transition-related
   expense               0.04      0.03      0.47(1)     0.02      0.03
------------------------------------------------------------------------
  Earnings from
   operations           $0.82     $0.79     $0.74       $0.98     $0.71
========================================================================

 Financial ratios
  on earnings from
  operations:
  Return on average
   assets                1.10%     1.12%     1.08%       1.48%     1.06%
  Return on average
   equity               20.01     19.35     18.09       24.49     18.70
  Return on average
   common equity        20.01     19.35     18.09       24.55     18.77
  Efficiency ratio
   (excluding
   amortization of
   intangible assets)   45.53     46.01     46.77       40.65     47.71

Amortization of Intangible Assets
 Total amortization
  of intangible assets
  during the period   $23,262   $25,373   $26,693     $27,734   $26,241
 Tax benefit (2)        4,619     5,093     4,933       5,192     4,912
------------------------------------------------------------------------
Amortization of
 intangible assets,
 net of tax benefit   $18,643   $20,280   $21,760     $22,542   $21,329
========================================================================

(1) Fourth quarter 1998 consisted of transaction/transition-related expense and other charges associated with the completion of the Ahmanson merger. The tax rate on these items was consistent with the company's tax rate of 37.25% for the full year.
(2)  A tax benefit was included on approximately 53% (1999) and 48%
     (1998) of the amortization of intangible assets.


                        Washington Mutual, Inc.
                    Selected Financial Information
                              (unaudited)


                       June 30,  Mar. 31, Dec. 31, Sept. 30, June 30,
                         1999     1999     1998     1998      1998
----------------------------------------------------------------------
Capital Adequacy
 Stockholders'
  equity/total assets   5.18%    5.51%    5.65%   5.93%    5.75%
 Common stockholders'
   equity/total assets  5.18     5.51     5.65    5.93     5.72
 Tangible stockholders'
   equity/total tangible
   assets               4.76     5.09     5.18    5.42     5.22
 Tangible stockholders'
   equity (including
   trust preferred
   securities)/total tangible
   assets               5.30     5.63     5.75    6.01     5.82


Retail Checking Accounts (1)
  WMB and WMBfsb      966,135   940,842   908,077   874,517   833,467
  WMB, FA           3,113,036 3,059,707 2,998,810 2,958,132 2,942,983
----------------------------------------------------------------------
     Total retail
      checking
      accounts      4,079,171 4,000,549 3,906,887 3,832,649 3,776,450
======================================================================
Retail Checking Account Activity (1)
  Net accounts opened during the quarter:
   WMB and WMBfsb      25,293    32,765    33,560    41,050    34,020
   WMB, FA             53,329    60,897    40,678   (45,297)   25,376
----------------------------------------------------------------------
  Net new retail
   checking accounts   78,622    93,662    74,238    (4,247)   59,396
======================================================================
  Accounts sold during
  the quarter (2)        --        --        --      60,446     --

(1) Retail checking accounts exclude commercial business accounts. The information provided refers to the number of accounts, not dollar volume.
(2) The east coast Florida branches of Home Savings were sold during third quarter 1998.


                        Washington Mutual, Inc.
                    Selected Financial Information
                         (dollars in millions)
                              (unaudited)


                               Quarter Ended     Six Months Ended
                                 June 30,            June 30,
----------------------------------------------------------------------
                             1999      1998      1999       1998
----------------------------------------------------------------------
Loan Originations
 Single-family residential
  ("SFR"):
   Adjustable rate
    ("ARMs")              $ 7,224.8  $ 5,131.5  $12,399.3  $ 8,461.4
    Fixed rate              3,774.5    5,591.8    8,270.1   10,878.4
  SFR - construction          570.7      505.2      951.3      807.4
  Manufactured housing         61.4       81.9      111.8      137.5
  Second mortgage and
    other consumer            651.5      850.8    1,224.3    1,490.3
  Commercial business         303.7      276.3      602.1      524.2
  Apartment buildings         427.0      552.7      751.7      919.5
  Other commercial
   real estate                 63.0      109.5      122.0      209.0
  Consumer finance            578.9      568.3    1,078.8    1,082.0
----------------------------------------------------------------------
   Total loan
    originations          $13,655.5  $13,668.0  $25,511.4  $24,509.7
======================================================================
  As a percentage of
   total loan
   originations:
    SFR, excluding SFR
     construction                81%        78%        81%        79%
    All other                    19         22         19         21

SFR Loan Originations
  Short-term ARMs:
   MTA                    $ 2,790.3  $ 2,674.8  $ 4,736.7  $ 3,829.0
   COFI                       150.5      211.1      276.2      572.2
   CMT                          0.8       18.3        0.8      151.8
   Other                        1.4       44.1        6.9      130.9
----------------------------------------------------------------------
    Total short-term
      ARMs                  2,943.0    2,948.3    5,020.6    4,683.9
  Medium-term ARMs:
   MTA                      4,281.7    2,152.1    7,378.4    3,155.1
   CMT                          0.1       31.1        0.3      440.0
   Other                        --         --         0.1      182.4
----------------------------------------------------------------------
    Total medium-term
     ARMs                   4,281.8    2,183.2    7,378.8    3,777.5
  Fixed-rate mortgages      3,774.5    5,591.8    8,270.0   10,878.4
----------------------------------------------------------------------
   Total SFR loan
    originations          $10,999.3  $10,723.3  $20,669.4  $19,339.8
======================================================================


                        Washington Mutual, Inc.
                    Selected Financial Information
                         (dollars in millions)
                              (unaudited)


                              Change from
                             Mar. 31, 1999
                               to June 30,   June 30,    Mar. 31,
                                   1999        1999        1999
----------------------------------------------------------------------
Loans and MBS by Property  Type
Loans held in portfolio:
 SFR                          $ 2,776.7  $ 82,469.1  $ 79,692.4
 SFR - construction                64.4     1,067.1     1,002.7
 Manufactured
  housing, second
  mortgage and other
  consumer                        614.3     6,036.2     5,421.9
 Commercial business               99.6     1,248.8     1,149.2
 Apartment buildings             (108.3)   14,405.8    14,514.1
 Other commercial
  real estate                    (363.4)    3,173.1     3,536.5
 Consumer finance                 116.6     2,742.0     2,625.4
----------------------------------------------------------------------
Total loans held
 in portfolio                   3,199.9   111,142.1   107,942.2
Loans securitized
 and retained as
  MBS                          (1,258.9)   24,282.1    25,541.0
----------------------------------------------------------------------
  Total loans held
   in portfolio and
   loans
   securitized and
   retained as MBS              1,941.0   135,424.2   133,483.2
Loans held for sale              (347.2)      824.5     1,171.7
Less: reserve for
 loan losses                       16.1    (1,053.6)   (1,069.7)
----------------------------------------------------------------------
  Total loans and
   loans securitized
   and retained as
   MBS                          1,609.9   135,195.1   133,585.2
Purchased MBS                  (1,021.7)   29,526.9    30,548.6
----------------------------------------------------------------------
 Total loans and MBS          $   588.2  $164,722.0  $164,133.8
======================================================================



                                 Dec. 31,   Sept. 30,   June 30,
                                   1998        1998        1998
----------------------------------------------------------------------
Loans and MBS by Property Type
Loans held in portfolio:
 SFR                         $ 79,275.2  $ 77,409.9  $ 76,457.0
 SFR - construction             1,020.1       973.7       925.6
 Manufactured
  housing, second
  mortgage and other
  consumer                      5,478.3     5,575.0     5,514.6
 Commercial business            1,129.3     1,076.7     1,018.7
 Apartment buildings           14,558.7    14,733.1    14,786.1
 Other commercial
  real estate                   3,576.2     3,628.6     3,774.7
 Consumer finance               2,574.4     2,433.2     2,319.0
----------------------------------------------------------------------
Total loans held
 in portfolio                 107,612.2   105,830.2   104,795.7
Loans securitized
 and retained as
 MBS                           25,524.6    27,789.1    29,702.4
----------------------------------------------------------------------
  Total loans held
   in portfolio and
   loans
   securitized and
   retained as MBS            133,136.8   133,619.3   134,498.1
Loans held for sale             1,826.5     1,668.6     1,570.0
Less: reserve for
 loan losses                   (1,067.8)   (1,151.5)   (1,156.3)
----------------------------------------------------------------------
  Total loans and
   loans securitized
   and retained as
   MBS                        133,895.5   134,136.4   134,911.8
Purchased MBS                  20,867.2    14,394.8    10,830.5
----------------------------------------------------------------------
 Total loans and MBS         $154,762.7  $148,531.2  $145,742.3
======================================================================



                  June 30,   Mar. 31,    Dec. 31,  Sept. 30,  June 30,
                    1999       1999        1998       1998      1998
------------------------------------------------------------------------
Change in Loans
 and Loans Securitized
 and Retained as MBS
 Loans held
 in portfolio:
  Loans
   originated   $ 11,563.0  $ 8,962.6   $ 10,110.4  $ 8,466.9    $ 8,999.1
   Loans
   purchased or
    acquired       1,605.2    1,300.8      1,329.2    1,043.4        617.1
   Loans
    securitized     (530.0)  (1,805.5)          --         --       (509.9)
   Loans sold        (15.2)      (9.5)       (23.6)      (6.1)       (10.0)
   Loan payments
    and other     (9,423.1)  (8,118.4)    (9,634.0)  (8,469.7)    (8,082.1)
---------------------------------------------------------------------------
  Change in loans
   held in
   portfolio       3,199.9      330.0      1,782.0    1,034.5      1,014.2
  Change in
   loans
   securitized
   and retained
   as MBS         (1,258.9)      16.4     (2,264.5)  (1,913.3)    (1,409.3)
---------------------------------------------------------------------------
   Change in
    loans held
    in portfolio
    and loans
    securitized
    and retained
    as MBS         1,941.0      346.4       (482.5)    (878.8)      (395.1)
  Loans held
  for sale:
   Loans
    originated     2,092.5    2,893.2      5,420.0    4,182.6      4,668.9
   Loans sold     (2,439.7)  (3,548.0)    (5,262.1)  (4,084.0)    (5,261.3)
---------------------------------------------------------------------------
  Change in
   loans held
    for sale        (347.2)    (654.8)       157.9       98.6       (592.4)
  Change in
   reserve for
   loan losses        16.1       (1.9)        83.7        4.8         (2.4)
---------------------------------------------------------------------------
   Total change
    in loans and
    loans
    securitized
    and
    retained as
    MBS         $  1,609.9  $  (310.3)  $   (240.9)  $  (775.4)  $  (989.9)
===========================================================================
As a percentage of
 total loans and
 loans securitized
 and retained as
 MBS at beginning
 of quarter            1.2%      (0.2)%       (0.2)%      (0.6)%      (0.7)%

As a percentage of
 total assets at
 beginning
 of quarter            0.9       (0.2)        (0.2)       (0.5)       (0.6)


                        Washington Mutual, Inc.
                    Selected Financial Information
                         (dollars in millions)
                              (unaudited)


                                   Change from
                                  Mar. 31, 1999   June 30,    Mar. 31,
                                to June 30, 1999     1999        1999
------------------------------------------------------------------------
Real Estate Loans and MBS
 Short-term ARMs:
  COFI                               $(7,470.3)  $ 66,203.7   $ 73,674.0
  MTA                                    229.7      9,981.0      9,751.3
  CMT                                  1,129.6      5,911.4      4,781.8
  Other                               (1,563.7)     4,954.6      6,518.3
------------------------------------------------------------------------
   Total short-term ARMs              (7,674.7)    87,050.7     94,725.4
 Medium-term ARMs:
  MTA                                  4,870.2     20,495.3     15,625.1
  CMT                                   (445.9)     3,384.7      3,830.6
  COFI                                    40.9        777.3        736.4
  Other                                  (39.9)     1,915.9      1,955.8
------------------------------------------------------------------------
   Total medium-term ARMs              4,425.3     26,573.2     22,147.9
 Fixed-rate loans held in portfolio    1,481.9     17,097.7     15,615.8
 Fixed-rate loans held for sale         (347.2)       824.5      1,171.7
 Fixed-rate MBS                        1,856.3     24,202.5     22,346.2
------------------------------------------------------------------------
    Total real estate loans and MBS  $  (258.4)  $155,748.6   $156,007.0
========================================================================
Loans Serviced for Others            $    10.6   $ 52,434.8   $ 52,424.2
========================================================================




                                      Dec. 31,    Sept. 30,   June 30,
                                         1998         1998       1998
----------------------------------------------------------------------
Real Estate Loans and MBS
 Short-term ARMs:
  COFI                              $ 76,373.4  $ 75,762.3  $ 85,677.8
  MTA                                  8,731.2    10,539.4     8,081.6
  CMT                                  5,213.0     7,063.1     7,882.2
  Other                                7,151.8    11,583.6     7,560.6
----------------------------------------------------------------------
   Total short-term ARMs              97,469.4   104,948.4   109,202.2
 Medium-term ARMs:
  MTA                                 12,073.4     5,347.8     3,269.5
  CMT                                  4,321.5     3,751.7     3,992.1
  COFI                                   889.2       903.2       959.4
  Other                                2,233.6     2,658.5     2,551.6
----------------------------------------------------------------------
   Total medium-term ARMs             19,517.7    12,661.2    10,772.6
 Fixed-rate loans held in portfolio   14,226.7    12,710.3    11,870.7
 Fixed-rate loans held for sale        1,826.5     1,668.6     1,569.9
 Fixed-rate MBS                       13,608.2     8,609.3     4,630.9
----------------------------------------------------------------------
    Total real estate loans and MBS $146,648.5  $140,597.8  $138,046.3
======================================================================
Loans Serviced for Others           $ 51,849.0  $ 50,493.7  $ 49,761.8
======================================================================


                        Washington Mutual, Inc.
                    Selected Financial Information
                         (dollars in millions)
                              (unaudited)


                    June 30, Mar. 31,   Dec. 31,  Sept. 30,  June 30,
                      1999    1999       1998       1998       1998
----------------------------------------------------------------------
Reserve for Loan Losses
 Balance, beginning
  of quarter       $1,069.7  $1,067.8  $1,151.5  $1,156.3   $1,153.9
 Provision for
  loan losses          42.9      41.7      33.2      34.4       44.4
 Reserves added through
  business combinations  --        --       0.1        --         --
 Reserves transferred
  to recourse liability  --      (7.5)    (73.6)     (0.8)        --
 Reserves transferred
  from other liabilities --      12.7        --        --         --
 Loans charged off:
  SFR and SFR construct-
   ion                 (8.5)    (11.1)    (13.6)     (13.5)    (17.1)
  Manufactured housing,
   second mortgage and
    other consumer    (10.4)    (13.4)     (8.1)      (7.3)     (9.1)
  Commercial
   business            (1.3)     (2.5)     (1.2)      (1.4)     (1.4)
  Commercial real
   estate             (22.9)     (3.9)     (6.6)      (5.8)     (9.2)
  Consumer finance    (22.8)    (23.8)    (24.5)     (21.9)    (21.6)
----------------------------------------------------------------------
   Total loans
    charged off       (65.9)    (54.7)    (54.0)     (49.9)    (58.4)
Recoveries of loans
 previously charged off:
 SFR and SFR construct-
  ion                   0.2       2.1       3.9        5.9       5.6
 Manufactured housing,
  second mortgage and
   other consumer       0.7       0.6       0.4        0.5       0.5
 Commercial business    0.2       0.2       0.5        0.2       0.1
 Commercial real
  estate                1.7       2.7       2.2        1.2       5.5
 Consumer finance       4.1       4.1       3.6        3.7       4.7
----------------------------------------------------------------------
  Total recoveries of
   loans previously
    charged off         6.9       9.7      10.6       11.5      16.4
----------------------------------------------------------------------
   Net charge offs    (59.0)    (45.0)    (43.4)     (38.4)    (42.0)
----------------------------------------------------------------------
Balance, end of
 quarter           $1,053.6  $1,069.7  $1,067.8  $1,151.5   $1,156.3
======================================================================

Specific and allocated reserves:
 Commercial real
  estate           $   85.0  $  112.1  $  125.7  $  133.5   $  136.8
 Commercial
  business             18.2      16.1      17.2        9.0       9.3
 Builder construct-
  ion                   3.6       0.8       0.8        0.9       1.9
----------------------------------------------------------------------
  Total specific and
   allocated
    reserves          106.8     129.0     143.7      143.4     148.0
  Unallocated
   reserves           946.8     940.7     924.1    1,008.1   1,008.3
----------------------------------------------------------------------
      Total reserve
       for loan
        losses     $1,053.6  $1,069.7  $1,067.8  $1,151.5   $1,156.3
======================================================================

Reserve for loan losses as a percentage of:
 Nonaccrual
  loans                 124%      119%      114%      114%       107%
 Nonperforming
  assets                 96        90        88        89         83



Changes in the liability for losses on loans securitized with recourse and retained or sold, included in "other liabilities,"
were as follows:
Recourse Liability
 Balance, beginning
  of quarter         $128.0    $144.3   $ 72.6       $74.0     $77.7
 Transfer of reserve on
   HTM REMIC
    securities           --     (22.5)      --          --        --
 Transfer from reserve
  for loan losses        --       7.5     73.6         0.8        --
 Charge offs, net of
  provision for
   losses              (6.0)     (1.3)    (1.9)       (2.2)     (3.7)
----------------------------------------------------------------------
 Balance, end of
  quarter            $122.0    $128.0   $144.3       $72.6     $74.0
======================================================================

The total loss coverage represents the reserve for loan losses and recourse liability as a percentage of nonaccrual loans:

Total loss coverage
 percentage             138%      134%     129%        121%      114%


                        Washington Mutual, Inc.
                    Selected Financial Information
                         (dollars in millions)
                              (unaudited)


                       June 30,  Mar. 31, Dec. 31, Sept. 30,  June 30,
                         1999     1999      1998      1998      1998
----------------------------------------------------------------------
Nonperforming Assets
  ("NPAs")
 Nonaccrual loans:
  SFR and SFR
   construction       $  693.4 $  733.2 $  761.4  $  849.0  $  909.5
  Manufactured housing,
   second mortgage and
   other consumer         46.7     45.9     39.0      36.5      28.9
  Commercial business      7.0      7.0      7.4        3.0      2.1
  Apartment buildings and
   other commercial
   real estate            51.4     57.1     76.7      68.4      86.8
  Consumer finance        53.7     52.7     53.4      55.0      51.1
----------------------------------------------------------------------
    Total nonaccrual
     loans               852.2    895.9    937.9   1,011.9   1,078.4
  Foreclosed assets:
   SFR and SFR
    construction         181.3    220.5    215.2     215.7     233.7
   Manufactured housing,
    second mortgage and
    other consumer        14.2     12.2     10.5      10.4       8.7
   Apartment buildings and
    other commercial
    real estate           46.8     52.0     46.4      53.0      73.3
   Consumer finance        1.9      2.5      2.7       2.0       2.0
   Reserve for losses
    on foreclosed assets    --       --       --        --      (3.1)
----------------------------------------------------------------------
     Net foreclosed
      assets             244.2    287.2    274.8     281.1     314.6
----------------------------------------------------------------------
       Total NPAs     $1,096.4 $1,183.1 $1,212.7  $1,293.0  $1,393.0
======================================================================



 NPAs by property
   type:
  SFR and SFR
   construction       $  874.7  $  953.7  $  976.6  $1,064.7  $1,143.2
  Manufactured housing,
   second mortgage and
   other consumer         60.9      58.1      49.5      46.9      37.6
  Commercial business      7.0       7.0       7.4       3.0       2.1
  Apartment buildings     57.1      59.5      70.3      80.9     101.7
  Other commercial
   real estate            41.1      49.6      52.8      40.5      58.4
  Consumer finance        55.6      55.2      56.1      57.0      53.1
  Reserve for losses
   on foreclosed assets     --        --        --        --      (3.1)
----------------------------------------------------------------------
    Total NPAs        $1,096.4  $1,183.1  $1,212.7  $1,293.0  $1,393.0
======================================================================

 NPAs as a percentage of:
   Total loans            0.99%     1.10%     1.12%     1.22%     1.32%
   Total assets           0.63      0.68      0.73      0.81      0.89
